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                          REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                         CARDIOTECH INTERNATIONAL, INC.

                                       AND

                                  THE INVESTORS

                               (AS DEFINED HEREIN)

                              DATED MARCH 31, 1998



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                                                       REGISTRATION RIGHTS
                                                 AGREEMENT dated as of March
                                                 31, 1998, between CARDIOTECH
                                                 INTERNATIONAL, INC., a
                                                 Massachusetts corporation (the
                                                 "Company"), and the INVESTORS
                                                 (as defined below).

      The Investors own or have the right to purchase or otherwise acquire Common Stock of the Company. The Company and the Investors deem it to be in their respective best interests to enter into this Agreement to set forth the rights of the Investors in connection with public offerings and sales of Common Stock of the Company.

      ACCORDINGLY, in consideration of the foregoing and the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

1. DEFINITIONS.

      As used in this Agreement, the following terms have the following meanings:

            (a) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

            (b) "Common Stock" means the Common Stock, par value $.01, of the Company.

            (c) "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            (d) "Investors" means any Person which holds more than 125,000 shares (as presently constituted and subject to subsequent adjustments for stock splits, dividends, reverse stock splits and the like) of Restricted Securities (and in the case of any person holding the Purchased Notes, on an as converted basis) and which is a party to this Agreement and includes any successor to, or transferee of, any such Person who or which agrees in writing with the Company to be treated as an Investor hereunder and to be bound by the terms and comply with all applicable provisions hereof.

            (e) "Majority of the Investors" means those Investors who at the time in question hold at least a majority of the Restricted Securities then held by all
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Investors or if applicable, the Investors participating in a registration hereunder.

            (f) "Note Purchase Agreement" means the Note Purchase Agreement dated as of the date hereof among the Company and the Investors, as amended or modified from time to time.

            (g) "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

            (h) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            (i) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury (but shall not include Registrable Shares).

            (j) "Registrable Shares" means Restricted Securities which constitute Common Stock.

            (k) "Reserved Common Shares" shall have the meaning ascribed thereto in the Note Purchase Agreement.

            (l) "Restricted Securities" means (i) the Reserved Common Shares,
(ii) the Purchased Notes, (iii) any other securities of the Company into or for which the Reserved Common Shares or the Purchased Notes may be exchanged, converted or reclassified or which may be issued as a dividend or distribution on or which may be issued as a dividend or distribution on or with respect thereto and (iv) any securities received in respect of the foregoing, in each case in clauses (i) through (iii) which at any time are held by the Investors. As to any particular Restricted Securities, once issued, such Restricted Securities shall cease to be Restricted Securities when (A) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective registration statement, (B) they are sold or distributed pursuant to Rule 144, (C) they can be sold (whether or not so sold) pursuant to Rule 144(k) of the Securities Act or (D) they have ceased to be outstanding.

            (m) "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto.


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            (n)   "Securities" shall have the meaning ascribed thereto in the
Note Purchase Agreement.

            (o) "Securities Act" means the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

2. REQUIRED REGISTRATION.

            (a) If at any time after the date of this Agreement, the Company shall be requested by a Majority of the Investors to effect the registration under the Securities Act of Registrable Shares that constitute at least 50% of the Restricted Securities, then the Company shall (i) notify each Investor of such request and shall provide each Investor the right (exercisable by notice to the Company delivered within 15 days of notice of such registration) to participate in such registration and (ii) use its best efforts to effect the registration under the Securities Act of the Registrable Shares which the Company is requested to register by the Investors initiating such registration and Investors delivering notices under clause (i) of this Section 2(a).

            (b) Anything contained in Section s 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect any registration under the Securities Act pursuant to Section s 2(a) in accordance with the following provisions:

                  (i) subject to Section 2(c), the Company shall not be obligated to use its best efforts to file and cause to become effective more than two registration statements initiated pursuant to Section 2(a);

                  (ii) the Company shall not be obligated to use its best efforts to file and cause to become effective any registration statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms) pursuant to which Primary Shares, Other Shares or Registrable Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 120 days;

                  (iii) if, at the time of a request for registration pursuant to this Section 2, the Company reasonably determines that such registration and offering (1) would interfere with any material transaction involving the Company or (2) would materially and adversely affect the Company and its stockholders, in the case of either clause (1) or (2),


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      as reasonably determined in good faith by the Board of Directors, then the
      Company may delay the filing or effectiveness of any registration statement for a period of up to 120 days after the date of a request for registration pursuant to this Section 2; provided that the Company may only so delay the filing or effectiveness of a registration statement with respect to a request for registration pursuant to Section 2(b)(iii) or 2(b)(iv) on one occasion during any twelve month period;

                  (iv) if, at the time of a request for registration pursuant to this Section 2, the Company is engaged, or intends to engage within 60 days of the time of such request, in an underwritten public offering of Primary Shares or Other Shares in which the holders of Registrable Shares may include Registrable Shares pursuant to Section 3 (an "Planned Public Offering") and such plans or intentions have been approved by the Board of Directors of the Company, then the Company may delay the filing or effectiveness of any registration statement with respect to a request for registration pursuant to this Section 2 for a period of up to 120 days after the date of effectiveness of the registration statement with respect such Planned Public Offering; provided that the Company may only so delay the filing or effectiveness of a registration statement with respect to a request for registration pursuant to Section 2(b)(iii) or 2(b)(iv) on one occasion during any twelve month period;

                  (v) with respect to any registration pursuant to this Section 2, the Company may include in such registration any Primary Shares, Registrable Shares or Other Shares; provided that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included according to the following priority:

                     first, the Registrable Shares requested to be included in such registration (reduced pro rata if necessary);

                     second, the Other Shares(reduced pro rata on the basis of the number of Other Shares that had been requested to be included in the registration); and


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                  (vi) at any time before the registration statement covering
      Registrable Shares becomes effective, the Investors which requested such registration may request the Company to withdraw or not to file the registration statement. In that event, if such request of withdrawal shall not have been caused by, or made in response to, a material adverse change in the business, properties, condition, financial or otherwise, or operations of the Company, the Investors shall have used one demand registration right under Section 2(a) unless such Investors initiating such request shall pay to the Company the reasonable out-of-pocket expenses incurred by the Company through the date of such request.

            (c) A registration requested pursuant to this Section 2 shall not be deemed to have been effected and a registration statement shall not be deemed to have become effective with respect thereto (i) unless such registration statement has been kept continuously effective for a period of at least 60 days (or such shorter period which will terminate when all the Registrable Shares covered by such registration statement have been sold pursuant thereto), (ii) if such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to any Investor (or agent or representative thereof) and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of any Investor (or agent or representative thereof).

3. PIGGYBACK REGISTRATION.

      If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to the Investors of its intention to so register such shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of any of the Investors to include in such registration Registrable Shares held by such Investor (which request shall specify the number of Registrable Shares requested to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises


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the Company that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:

            (a) if such registration was initiated by one or more holders of Other Shares pursuant to a registration rights agreement with the Company:

                     first, all Other Shares required to be included in such registration by the holders who are parties to such registration rights agreement;

                     second, the Other Shares (held by holders who are not parties to such registration rights agreement) and the Registrable Shares requested to be included in such registration pro rata among the holders thereof, subject to underwriter cut-backs on a pro rata basis (based on the number of Other Shares and Registrable Shares requested to be including in the registration) among the participating holders of such Other Shares and Registrable Shares; and

                     third, the Primary Shares proposed to be registered by the Company.

            (b) if such registration was initiated by the Company:

                     first, the Primary Shares proposed to be registered by the Company;

                     second, the Other Shares and the Registrable Shares requested to be registered in such registration pro rata among the holders thereof, subject to underwriter cut-backs on a pro rata basis (based on the number of Other Shares and Registrable Shares requested to be included in the registration) among the participating holders of Other Shares and Registrable Shares.

         The Company shall have the right to postpone or withdraw any registration effectuated under this Section 3 prior to the effective date of any registration statement with respect thereto without obligation to any Investor (other than the Company's obligation to pay the Investors' expenses in accordance in with Section 6 hereof).


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4. REGISTRATIONS ON FORM S-3.

      In addition to the rights contained in Section 2, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, each of the Investors shall have the right to request in writing an unlimited number of registrations of Registrable Shares on Form S-3 or such successor form thereto, which request or requests shall (i) specify the number of Registrable Shares intended to be sold or disposed of and the holders thereof, (ii) state the intended method of disposition of such Registrable Shares and (iii) relate to Registrable Shares having an anticipated aggregate gross offering price (before underwriting discounts and commissions) of at least $1,000,000. A requested registration on Form S-3 or any such successor form in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2. If a request complying with the requirements of this Section 4 is delivered to the Company, the provisions of Section 2(b)(ii) through (iv) shall apply. If the registration is for an underwritten offering, the provisions of Section 2(b)(v) shall apply.

5. HOLDBACK AGREEMENT.

      If the Company at any time shall register shares of Common Stock under the Securities Act (including any registration pursuant to Section s 2, 3 or 4) for sale to the public in an underwritten public offering, the Investors shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Common Stock (other than those shares of Common Stock included in such registration pursuant to Section s 2, 3 or 4) without the prior written consent of the Company, for a period designated by the Company in writing to the Investors, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than the lesser of
(i) 180 days after the closing of sale of shares pursuant to such registration statement and (ii) such period of time as the officers, directors and principal stockholders of the Company (other than John Hancock Mutual Life Insurance Company) are similarly restricted from disposing of their Common Stock pursuant to an agreement with the managing underwriter for such public offering (such lesser period, the "Lock-Up Period"). The Company shall obtain the agreement of any person permitted to sell shares of Common Stock in a registration to be bound by and to comply with this Section 5 as if such person was an Investor hereunder. The Company will agree to customary restrictions on its ability to offer or sell shares during the Lock-Up Period in connection with


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any underwritten public offering by the Stockholders in which the Company elects not to participate.

6. PREPARATION AND FILING.

            (a) If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                  (i) use its best efforts to cause a registration statement that registers such Registrable Shares to become and remain effective for a period of 60 days (extended by any period during which such registration statement or related prospectus is not available for sales) or until all of such Registrable Shares have been disposed of (if earlier);

                  (ii) furnish, at least five business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by a Majority of the Investors initiating such registration (counsel in each case referred to herein as the "Investors' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Investors' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (iii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least a period of 60 days (extended by any period during which such registration statement or related prospectus is not available for sales) or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                  (iv) notify in writing the Investors' Counsel promptly of (A) the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or


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      supplementing thereof or for additional information with respect thereto,
      (B) the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such United States jurisdictions as the Investors who are holders of Registrable Shares included in such registration statement reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investors who are holders of Registrable Shares included in such registration statement to consummate the disposition in such United States jurisdictions of the Registrable Shares owned by them; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this clause (v) or to make any changes in its By-laws or Certificate of Incorporation;

                  (vi) furnish to the Investors holding such Registrable Shares such number of copies of a summary prospectus, if any, or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investors may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                  (vii) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Investors holding such Registrable Shares to consummate the disposition of such Registrable Shares;

                  (viii) notify the Investors holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act


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      within the appropriate period mentioned in clause (iii) of this Section
      6(a), of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Investors shall suspend any further sales of Registrable Shares until the Company advises them that the Registration Statement has been amended. The number of days during which the registration statement shall be effective shall be extended for an additional number of days equal to the number of days during which the Investors' right to sell the Registrable Shares was suspended pursuant to the preceding sentence. Thereafter, at the request of such Investors, the Company shall prepare and furnish to such Investors a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (ix) subject to the execution of customary confidentiality agreements in form and substance reasonably satisfactory to the Company, make available upon reasonable notice and during normal business hours, for inspection by the Investors holding such Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Investors or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a


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      court of competent jurisdiction or (C) such Information has been made generally available to the public (through no violation of the terms of this clause (ix) by the Investors or the Inspectors); the Investors holding such Registrable Shares agree that they will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

                  (x) use its best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                  (xi) use its best efforts to obtain from its counsel an opinion or opinions in customary form naming the Investors holding such Registrable Shares as additional addressees or parties who may rely thereon;

                  (xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                  (xiii) issue to any underwriter to which the Investors holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                  (xiv) list such Registrable Shares on any national securities exchange or automated quotation system on which any shares of the Common Stock are listed; or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or any national securities exchange;

                  (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the registration statement, which earnings statements shall satisfy the provisions of
      Section  11(a) of the Securities Act;


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                  (xvi) in connection with any underwritten public offering
      initiated pursuant to Section 2 cooperate and participate in the marketing of such offering as if such registration was an underwritten primary registration (including participating in an appropriate "road show" but only if requested by the underwriter); and

                  (xvii) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

            (b) Each holder of the Registrable Shares included in any registration statement, upon receipt of any notice from the Company of any event of the kind described in Section 6(a)(viii) hereof, shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii) hereof, and, if so directed by the Company, such holder shall deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.

7. EXPENSES.

      All expenses (other than discounts, fees and commissions of underwriters, selling brokers, dealer managers, sales agents and similar securities industry professionals, which shall be borne as provided in the following proviso and applicable transfer taxes, if any) incurred by the Company in complying with
Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the AMEX and the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants, and reasonable fees and expenses of the Investors' Counsel, shall be paid by the Company; provided, however, that all of the foregoing discounts, fees and commissions applicable to the Registrable Shares shall be borne by the holders selling such Registrable Share, in proportion to the number of Registrable Shares sold by each such holder.

8. INDEMNIFICATION.

            (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of the holders of such


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Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of such Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws; and shall reimburse the holders of such Registrable Shares, such underwriter, such broker or such other Person acting on behalf of the holders of such Registrable Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares or such underwriter, or an agent or representative thereof, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Investor, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Investor, underwriter, broker or other Person acting on behalf of holders of the Registrable Shares and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

            (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each holder of Registrable Shares included in such registration statement shall severally and not jointly indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon any untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, in each case if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such holder of Registrable Shares, or an agent or representative thereof, specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such holder of Registrable Shares from the sale of Registrable Shares effected pursuant to such registration; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of the Company, any officer or director thereof, any underwriter, broker or other Person acting on behalf of holders of the Registrable Shares from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, or any Person who controls any of the foregoing, if a copy of such final prospectus had been made available and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this
Section 8. No indemnified party shall consent to the entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. Any such consent or settlement shall include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom (subject to the indemnifying party's reimbursement of the indemnified party for any expenses associated with furnishing such information).

            (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8(d), no Investor shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Investor with respect to the sale of any Registrable Shares under the registration statement exceeds the amount of damages which such Investor has otherwise been required to pay by reason of any statements in or omissions from such registration statement. For purposes of the immediately preceding sentence, the amount which a Investor has otherwise been required to pay shall be deemed to include any legal or other fees or expenses incurred by such Investor in connection with investigating or defending any action or claim in respect of such registration statement.

9. UNDERWRITING AGREEMENT.

      Notwithstanding the provisions of Section s 5, 6, 7 and 8 to the extent that one or more of the Investors shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Section s, the provisions contained in such agreement addressing such issue or issues shall control with respect to such Investors and the other parties to such agreement; provided, however, that any such agreement to which the Company is not a party shall not be binding upon the Company. No such underwriting or similar agreement shall contain indemnification provisions which are more onerous with respect to one Investor than to any other Investor.

10.   UNDERWRITTEN REGISTRATIONS.

      If any of the Registrable Shares covered by any Registration Statement are to be sold in an underwritten offering pursuant to Section s 2 or 4 hereof, the investment banker or bankers and manager or managers that will manage the offering will be selected by Investors holding a majority of the Registrable Shares to be registered pursuant to such Registration Statement and be reasonably acceptable to the Company. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the right to registration hereunder for any Investor shall be conditioned upon such Investor's participation in such underwriting, the inclusion of such Investor's Registrable Shares in the underwriting to the extent provided herein and such Investor entering into an underwriting agreement in customary form with the representations of the underwriter.

11.   INFORMATION BY HOLDER.

      As soon as practicable but in no event later than five business days following receipt of a written request from the Company, the Investors requesting inclusion of Registrable Shares in a registration statement shall furnish to the Company such written information regarding such Investors and the distribution proposed by such Investors as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The Company shall not be obligated to register the Registrable Shares of any Investor that fails to promptly provide to the Company such information as the Company may reasonably request at the time to enable the Company to comply with applicable laws or regulations to facilitate any registration, qualification or compliance referred to in this Agreement. Each Investor shall notify the Company within five (5) business days of completion of its disposition of its Registrable Shares.

12.   AGREEMENT OF HOLDER.

      Each Investor agrees that a request by such Investor pursuant to Section 2, 3 or 4 of this Agreement for inclusion of Registrable Shares in a registration statement shall be deemed to be a commitment to convert any Restricted Securities which are convertible into such Registrable Shares upon sale thereof under such registration statement.

13.   EXCHANGE ACT COMPLIANCE.

      The Company shall comply with all of the reporting requirements of the Exchange Act required to be complied with by it and shall comply with all other public information reporting requirements of the Commission required to be complied with by it which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Investors in supplying such information as may be necessary for the Investors to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

14.   MERGERS, ETC.

      The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the corporation shall not be the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Shares" shall be deemed to include the shares of common stock, if any, which the Investors would be entitled to receive in exchange for Common Stock under any such merger, consolidation or reorganization, provided that, to the extent the Investors receive securities that are by their terms convertible into shares of common stock of the issuer thereof, then any such shares of common stock as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Shares."

15.   NO CONFLICT OF RIGHTS.

      The Company shall not, after the date hereof, grant any registration rights which conflict with the registration rights granted hereby.

16.   TERMINATION.

      This Agreement shall terminate and be of no further force or effect when there shall no longer be any securities outstanding that meet the definition of "Registrable Shares"; provided, however, that Section s 1, 8, 25 and this

Section  16 shall not be so terminated but shall survive without limitation.

17.   SUCCESSORS AND ASSIGNS.

      This Agreement shall bind and inure to the benefit of the Company and the Investors and, subject to Section 16, the respective successors and assigns of the Company and the Investors.

18.   ASSIGNMENT.

      Each Investor may assign its rights hereunder to any transferee of Restricted Securities; provided, however, that such transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor, whereupon such transferee shall have the benefits of and shall be subject to the restrictions contained in this Agreement as if such transferee was originally included in the definition of an Investor and had originally been a party hereto.

19.   SEVERABILITY.

      It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

20.   ENTIRE AGREEMENT.

      This Agreement and the Note Purchase Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties with respect to the subject matter thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

21.   NOTICES.

      All communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy (with receipt confirmed), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at its address below or such other address as such party may hereafter designate in writing:

               (a) if to the Company, to:

               CardioTech International, Inc.
               11 State Street
               Woburn, Massachusetts  01801
               Telephone:  (781) 933-4772
               Telecopier: (781) 933-3933
               Attention:  John Mattern, Chief Financial Officer;

               (b) with a copy to:

               Mintz Levin Cohn Ferris Glovsky and Popeo PC
               One Financial Center
               Boston, Massachusetts  02111
               Telephone:  (617) 542-6000
               Telecopier: (617) 542-2241
               Attention:  Michael Fantozzi;

               (c) if to any Investor, to it at its address set forth on
Schedule I, with a copy to:

               Dresdner Kleinwort Benson Private Equity Partners LP 75 Wall Street, 24th Floor
               New York, NY 10005
               Telephone:  (212) 429-3200
               Telecopier: (212) 429-3139
               Attention:  Christopher Hammond

               and with a copy to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention:  Harvey M. Eisenberg, Esq.
               Telephone:  (212) 408-2400
               Telecopy:   (212) 408-2420; and

      All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of confirmation of receipt, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iv) in the case of mailing, on the third business day after the posting thereof.

22.   MODIFICATIONS; AMENDMENTS; WAIVERS.

      The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company and a Majority of the Investors.

23.   COUNTERPARTS; FACSIMILE SIGNATURES.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing (as defined in the Note Purchase Agreement) if the originally executed counterpart is delivered within a reasonable period thereafter.

24.   HEADINGS.

      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

25.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

                                  * * * * *

      IN WITNESS WHEREOF, the undersigned have duly executed this Registration Rights Agreement as of the date first written above.

                              CARDIOTECH INTERNATIONAL, INC.

                              By: /s/ Michael Szycher
                                  -----------------------------------------
                                  Name:
                                  Title:

                              DRESDNER KLEINWORT BENSON PRIVATE EQUITY
                              PARTNERS LP

                              By:   Dresdner Kleinwort Benson
                                    Private Equity Managers LLC, its general
                                    partner

                             By:  /s/ Jonathan Walker
                                  -----------------------------------------
                                  Name: Jonathan Walker
                                  Title: Authorized Signatory

                                   SCHEDULE I

Dresdner Kleinwort Benson Private Equity Partners LP
75 Wall Street, 24th Floor
New York, NY 10005
Telephone:  (212) 429-3200
Telecopier:  (212) 429-3139
Attention:  Jonathan S. Walker